EXHIBIT 10.3

                                   ITEM 1, (5)

        AGREEMENT TO CONVEY OIL AND GAS DRILL SITES AND TUNRKEY DRILLING
                      CONTRACT DATED JULY 24, 1996 BETWEEN
                         ERIN OIL EXPLORATION, INC., AND
                      PHOENIX RESOURCES TECHNOLOGIES, INC.






















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                   AGREEMENT TO CONVEY OIL AND GAS DRILL SITES
                          AND TURNKEY DRILLING CONTRACT

         THIS AGPEEMENT is made this 20th day of July, 1996, by and between PHOENIX RESOURCES TECHNOLOGIES, INC., a Nevada corporation (hereinafter referred to as "Phoenix") and ERIN OIL EXPLOPATION, INC., a Texas corporation hereinafter referred to as "Erin")

         WHEREAS, Phoenix is the lessee of oil and gas drill sites located in the State of West Virginia, and all easements and rights of way available for access to said drill sites (hereinafter collectively referred to as the "Drill Sites"), and

         WHEREAS, Phoenix desires to assign the Drill Sites to Erin and to perform turnkey drilling services in connection therewith, upon the terms hereinafter set forth, and

         WHEREAS, Erin desires to purchase some or all of the Drill Sites and to contract with Phoenix to perform turnkey drilling services as hereinafter provided,

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows

          1. Sale of the Drill Sites Phoenix will sell up to 500 of the Drill Sites to Erin at a purchase price of $2,000 per Drill Site.

                  (a) Three Drill Sites to be sold by Phoenix to Erin will be selected from the list of Drill Sites attached hereto as Exhibit "A" and incorporated herein by reference for all purposes in order to assist Erin in the evaluation of the proposed Drill Sites, Phoenix shall furnish to Erin, within 10 days after the date of this Agreement, geological reports as well as geological and offset production data m order to allow Erin to evaluate the proposed Drill Sites in addition, Phoenix shall furnish marketing data and legal drill site descriptions, including lease royalty burdens. The proposed three Drill Sites may be accepted or rejected by Erin However, if Erin has not responded within 30 days of receipt of such geological and other data required to be furnished pursuant to this paragraph, any of the Drill Sites not responded to will be considered accepted by Erin If Erin rejects any such proposed Drill Site, an additional proposed Drill Site shall be presented by Phoenix, and the same acceptance or rejection procedures shall apply with respect thereto as described above

                  (b) Erin shall fund the drilling of one of the wells within 20 days after the acceptance of three Drill Sites. The funding of the second and third wells of the first group of three wells will be furnished within a reasonable time after the funding of the first well. After such three wells have been drilled, Erin will make a decision whether or not it wants to buy any additional Drill Sites. If Erin elects not to buy any additional Drill Sites, there will be no payment for the first three Drill Sites, in which event Erin will own the three Drill Sites without the payment of any money. Phoenix will execute whatever documents may be necessary to convey the three Drill Sites to Erin



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                  (c) If Erin elects to purchase  additional Drill Sites,  after the first three wells are drilled, Phoenix shall present a list of additional Drill Sites to Erin, from which Erin will select additional Drill Sites. Erin shall then pay Phoenix the sum of $250,000 for 125 Drill Sites, which Drill Sites will include the first three Drill Sites purchased, and Phoenix will drill wells on six more Drill Sites. After the six additional wells have been drilled, Erin will purchase an additional 125 Drill Sites and pay Phoenix an additional sum of $250,000 for such additional 125 Drill Sites After the payment of the second $250,000, Erin shall decide within a period of 90 days after such payment whether or not to purchase additional Drill Sites. If Erin elects not to purchase additional Drill Sites, then it will have no further obligation to do so Consequently, for the $500,000 paid by Erin to Phoenix, Erin will have purchased 250 Drill Sites. If Erin elects to purchase additional Drill Sites, then it will be obligated to purchase an additional 250 Drill Sites from a list of additional Drill Sites to be presented by Phoenix to Erin Payment for such additional 250 Drill Sites in the amount of $500,000 shall be evidenced by Erin's promissory note due and payable within six months after Erin makes such election to buy such 250 additional Drill Sites (hereinafter referred to as the "Note9') A copy of the Note is attached hereto as Exhibit "B" and incorporated herein by reference for all purposes.

                  (d) Any additional Drill Sites to be sold to Erin hereunder shall be presented and evaluated and accepted or rejected in the same manner as pertains to the first three Drill Sites to be presented to Erin. Future finding for the drilling of wells will be on a schedule agreed to by the parties, but such schedule must at least need the minimum requirement to drill 125 wells within 60 months from the date of this Agreement as set forth below. Notwithstanding anything herein contained to the contrary, Erin shall have no obligation to purchase any of the Drill Sites, except in strict conformity with all of the terms of this Agreement.

         2. Wells to be Drilled. Erin agrees to drill at least 125 wells on the Drill Sites within 60 months from the date of this Agreement. After the drilling of such 125 wells, Erin shall have no further obligation to Phoenix with respect to the drilling of any additional wells upon the Drill Sites. Each of the first nine wells to be drilled by Phoenix will be considered drilled when, with respect to each such well, a Well Operator's Report of Well Work ('1'orm WR-35) is filed with the State of West Virginia Department of Energy, Division of Oil and Gas.

         3. Turnkey Price for Drilling and Completion. All of the wells to be drilled by Phoenix under this Agreement shall be drilled through the Devonian Shale Formation and will have a turnkey cost of $250,000, subject to the usual and customary escalations after the first year of drilling activities, no matter how deep an individual well is drilled. Phoenix guarantees that the work on each well will be performed at the turnkey price. Prior to the commencement of any drilling activities, Erin will provide to Phoenix the finds necessary for the drilling and completion of each well. If Phoenix determines after a well has been drilled to casing point and logged through the target formation that the well does not warrant further completion work, Phoenix shall thereupon cease work on the well and will assume all responsibility to plug and abandon it, and all interest and right in any such well and the corresponding Drill Site shall revert to. Phoenix in such event, Phoenix agrees to credit Erin with $40,000 on any such well not so completed and apply that credit to the next well to be commenced pursuant the terms of this Agreement.










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         If  Phoenix  determines  that a well  must  be  cased,  perforated  and fractured in order to be properly evaluated, but thereafter a decision is made by Erin not to produce or further complete the wells Phoenix shall thereupon cease work on the well and shall assume all responsibility to plug and abandon same In such event there shall be no reduction or credit in the contract price for future wells. However, the Drill Site and all pipe located thereon shall continued to be owned by Erin.

         Erin agrees that certain decisions, such as to set and cement pipe after a well has been drilled to total depth and logged, must be made within a short time Phoenix, agrees to notify Erin when total depth will be reached. Such notice may be made by telephone, telegraph or fax machine. Erin has the obligation to have a representative present to make decisions for Erin, but in the event no representative is present when such decisions need to be made, Erin hereby authorizes Phoenix to make such decisions on its behalf that event, Erin agrees to accept the decisions made by Phoenix as if made by Erin.

         4 Drilling and Completion Phoenix shall begin operations for the drilling and completion of the wells to be drilled upon the Drill Sites within a reasonable time after receiving payment therefor from Erin as aforesaid, such time not to exceed 10 days from receipt of payment and receipt of a drilling permit from all required regulatory authorities, unless otherwise agreed to in writing by Erin Any such wells shall be drilled with due diligence and in a workmanlike manner to the contract depth. Phoenix, at its own expenses, may select other contractors to finish completion and related well services, including the completion of any of the wells. Phoenix shall furnish or contract for all equipment, labor and materials for the drilling and completion of each well and to perform the following operations on a turnkey basis.

                  (a) Survey and plat the drilling locations, obtain a drilling permit from the State of West Virginia Department of Energy, Division of Oil and Gas, and supply any bond needed for that purpose.

                  (b)  Obtain  all   necessary   rights-of-way   for   drilling,
completion and operation of the wells, including rights-of-way for gas or oil gathering lines (limited to 2,500 feet).

                  (c) Perform all site preparation and road work necessary for the orderly drilling and completion of the wells, and move all equipment and materials in and out.

                  (d) Furnish set and cement casing, if a completion attempt is to be made by Phoenix.

                  (e) Complete the wells in a manner capable of providing for the running of production casing to the target formation.

                  (f) Pay for all surface or crop damages, if any, to respective landowners.

                  (g) Dig all pits necessary in completing the wells, and upon the abandonment of the wells as dry holes or completions producers, back fill pits and restore the surface to as near as normal as possible.

                  (h) Furnish all logs and tests that a reasonably prudent operator would make to determine whether completion attempts should be made.

                  (i) If a decision to complete a well has been made, furnish or contract for all materials, equipment and services to complete the same and perform all other work necessary to connect such wells to gas transmission lines and/or tank batteries.

                  (j) Furnish all treating chemicals, materials and equipment necessary 10 stimulate the wells in accordance with standard oil field practice for completing the wells.



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                  (k) Phoenix  warrants  that it will employ usual and customary methods and material in the completion of the wells, but it is agreed that Phoenix shall not be responsible for failure in completion due to natural or mechanical causes that do not result from the gross negligence of Phoenix.

                  (l) This Agreement provides for completion, including fracture in the initial attempted completion and in the event that a completion attempt in one or more of these formations is not successful, or if said formations are unproductive or become unproductive at any lime after completion, Phoenix shall have no responsibility to attempt completion in another formation or zone.

                  (m) In the event that any of said wells is not completed as a commercial producer of oil or gas, Phoenix will assume all responsibility of having the wells plugged and abandoned in compliance with all applicable laws and regulations.

                  (n) Phoenix shall carry such workmen's compensation liability insurance as may be required by the laws of the State of West Virginia In addition, Phoenix shall carry, with respect to its operations hereunder comprehensive general liability insurance, comprehensive automobile liability insurance, and excess liability insurance. Phoenix shall cause Erin to be named as an additional insured with respect to said comprehensive general liability, comprehensive automobile liability and excess liability insurance coverages.

                  (o) Equipment to be furnished by Phoenix shall include rigs, tools, surface casing, 4 1/2" production casing, cement, separators, meters, storage tanks, and such valves, connections, tubing, pumping unit, plunger lift, and such other equipment and services as necessary and that would be required by a reasonably prudent operator to produce and market oil and gas Phoenix may use equipment from its own inventory or may purchase equipment as necessary However, all equipment shall be new or refurbished to operate under the prevailing conditions and for the purposes intended Provided, however, notwithstanding anything herein contained to the contrary, all casing shall be purchased new for the use in any wells to be drilled hereunder.

                 (p) In conducting all operations contemplated under the terms of this Agreement, Phoenix shall comply with all applicable statutes, rules and regulations enacted or promulgated by the State of West Virginia, or other applicable jurisdictions wherein such operations are conducted, including any applicable statutes, rules and regulations of the United States of America or any administrative agency thereof.

         5. Operating Agreement. Upon completion of any wells drilled and completed by Phoenix hereunder which produce oil and/or gas in paying quantities, Phoenix shall be employed as the operator of all such wells under an Operating Agreement in the form attached hereto as Exhibit "C" and incorporated herein by reference for all purposes (hereinafter referred to as the "Operating Agreement").

         6.  Representations   Covenants  and  Warranties  of  Phoenix.  Phoenix
         represents and covenants and warrants to Erin that:

                  (a) Phoenix has good and indefeasible title to the Drill
Sites.

                  (b) Phoenix owns 100 percent of the working interest with respect to each of the Drill Sites, and not less than an ~0 percent net revenue interest per Drill Site. in that regard, the working interest with respect to each of the Drill Sites is subject only to the landowners' royalties and certain overriding royalties (including, but not limited to, any farmout royalties and other burdens with respect to each of the Drill Sites), all of which shall not exceed 20 percent of the gross production from each of the Drill Sites.

                  (c) Each of the Drill Sites has the smaller of 20 acres surrounding same or the minimum spacing as required by any governmental authority charged with the responsibility to determine spacing requirements.



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                  (d) Upon the  assignment  of any of the  Drill  Sites to Erin,
Phoenix shall, within 10 days of any such assignment file for record any such assignment in the proper state or county office.

                  (e) The rights and interests to be conveyed to Erin shall be free and clear of all liens, charges, and encumbrances, except as may be otherwise permitted hereunder.

                  (f) Phoenix has the right to make the transfer and conveyance of the Drill Sites contemplated by this Agreement.

                  (g) No default or defaults now exist or have been declared under the Drill Sites.

                  (h) The Drill Sites are now in good standing and in fill force and effect and give to Phoenix all of the rights described therein.

                  (i) The Drill Sites are in compliance with the terms, conditions, and requirements of all applicable federal, state, and local laws, ordinances, and regulations concerning hazardous substances. Sites, any wells to be drilled thereon, or any land associated therewith, or any other property pertaining to the Drill Sites or the well to be located thereon, as a result of Phoenix's obligations and activities pertaining to this Agreement. Phoenix shall timely pay all subcontractors, materialmen and laborers involved in the drilling and completion of any of the wells to be located upon the Drill Sites and shall permit no mechanics' and materialmen's liens to be filed by any person with respect to such wells arising out of or related to the performance by Phoenix of its obligations under this Agreement. In the event that any such liens might be filed, Phoenix shall cause same to be immediately released.

         7. Pending or Threatened Environmental Proceedings As of the date of this Agreement

        (a) Phoenix is not aware of any pending or threatened proceedings, including lawsuits, arbitrations, and administrative hearings, instituted by a private party or by a governmental entity concerning any hazardous substance alleged to be or to have been present, contained, used, manufactured, handled, created, stored, treated, discharged, released, or buried on the Drill Sites or transported to or from the Drill Sites, except as shown on Exhibit "D" attached hereto and incorporated herein by reference for all purposes

        Phoenix has not been contacted, and has no reason to believe that any contact will be made, by any representative of a federal, state, or local governmental agency concerning any matter having to do with a hazardous substance on the Drill Sites, including, but not limited to, the presence, containment, use, manufacture, handling, creation, storage, treatment, discharge, release, or burial on the Drill Sites or the transportation to or from the Drill Sites, except as shown on Exhibit "D" attached hereto.

         8. Prior Environmental Proceedings. At no time during the period that Phoenix has owned the Drill Sites, and 10 the best of Phoenix's knowledge, at no earlier time, were any agreements, stipulations, or settlements of any kind entered into between the owners of the Drill Sites and any private or public entity relating to any hazardous substance on the Drill Sites, including, but not limited to, the presence, containment, use, manufacture handling, creation, storage, treatment, discharge, release, or burial on the Drill Sites or the transportation to or from the Drill Sites of any hazardous substance, except as shown on Exhibit "D' attached hereto.

         9. Construction under CERCLA. It is the intent of the parties that this Agreement shall be construed as an agreement made pursuant to Section 9607(e) of Title 42 of the United States Code.

         10. Indemnification for Environmental Matters by Phoenix. With respect to each of the Drill Sites conveyed to Erin pursuant to the terms of this


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Agreement,  and for the time period before the conveyance of any such Drill Site to Erin, Phoenix shall indemnify, defend, and hold Erin harmless against all claims, damages, and liabilities of whatever nature under the Comprehensive Environmental Response Compensation and Liability Act, Sections 9601 et seq. of Title 42 of the United States Code, including but not limited to the following:

        (a) All fees incurred in defending any action or proceeding brought by a public or private entity and arising from the presence, containment, use, manufacture, handling, creation, storage, treatment, discharge, release, or burial on the Drill Sites or the transportation to or from the Drill Sites of any hazardous substance The fees for which Phoenix shall be responsible under this subparagraph shall include, but shall not be limited to, the fees charged by (i) attorneys, (ii) environmental consultants, (iii) engineers, (iv) surveyors, and (v) expert witnesses,



       (b) Any diminution in the value of the Drill Sites attributable to i) the breach or failure of any warranty or representation made by Phoenix in this Agreement, or (ii) any cleanup, detoxification, remediation, or other type of response action taken with respect to any hazardous substance on or under the Drill Sites regardless of whether or not that action was mandated by the federal, state, or local government and relating to a period prior to the date hereof.

        The indemnification described in this paragraph shall be effective when and only when the Drill Sites have been transferred from Phoenix to Erin If the transfer of the Drill Sites does not occur, the indemnification described in this paragraph shall have no force or effect.

         11. Indemnification for Drilling Activities and as Operator. Phoenix shall hold harmless and indemnify Erin, its officers, directors, shareholders, employees, attorneys, agents, successors and assigns, or any other person at interest therewith, from and against any and all damages, claims, or any other form of compensation, demands, debts, expenses, including court costs or attorney's fees, dues, liens liabilities, cause or causes of action, whether statutory, in contract, express or implied, either at law or in equity, including quantum meruit, or in tort, which anyone may hereafter claim to hold, for, on account of, or growing out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Drill Sites or the activities of Phoenix under this Agreement or as operator under the Operating Agreement Phoenix shall further hold harmless and indemnify Erin, its officers, directors, shareholders, employees, attorneys, agents, successors and assigns, or any other person at interest therewith, from and against any and all damages, claims, or any other form of compensation, demands, debts, expenses, including court costs or attorney's fees, dues, liens liabilities, cause or causes of action, whether statutory, in contract, express or implied, either at law or in equity, including quantum meruit, or in tort, which anyone (including but not limited to, any third-party with respect to the drilling or operating of any of the wells on the Drill Sites even though not directly related to Phoenix's acts and conduct in the actual drilling and completion of any of such wells) may hereafter claim to hold, for, on account of, or growing out of, related to or concerning, whether directly or indirectly, proximately or remotely, the Drill Sites or the activities of Phoenix under this Agreement or as operator under the Operating Agreement.

         12. Limitation With Respect 10 Disclosed Matters. Notwithstanding any other provision of this Agreement, Phoenix shall have no obligation whatsoever to the Erin under Paragraph 10 for any matter with respect to which a written disclosure was made by the Phoenix either prior to or contemporaneously with the execution of this Agreement.

         13. Definition of Hazardous Substance. For purposes of this Agreement, the term "hazardous substance" shall be interpreted to mean:

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        (a) Any substance, product, waste, or other  material of any nature that is or becomes listed, regulated, or addressed under one or more of the following.

             (i) The Comprehensive Environmental Response, Compensation, and Liability Act, referred to as "CERCLA," in Sections 9601 et seq. of Title 42 of the United States Code.

             (ii) The Hazardous Materials Transportation Act, in Sections 801 et seq. of Title 49 of the United States Code.

             (iii) The Resource Conservation  and  Recovery  Act, referred to as

"RCRA," in Setions 6901 et seq. of Title 42 of the United States Code.

             (iv) The Hazardous Substances Act, referred to as "HSA," in Sections 1261 et seq. of Title 15 of the United States Code.

             (v) Any other federal or state law or local ordinance or other rule concerning hazardous toxic or dangerous substances, wastes, or materials.

        (b) Any substance, product, waste, or other material that may give rise to liability under any of the laws designated in subparagraph (a) of this paragraph or under any other statutory or common law tort theory.

        (c) Crude oil products, including petroleum.

        (d) Asbestos.

         14. Authorization.  Phoenix and Erin each warrant and represent that.

              (a) It is a corporation duly organized, qualified, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

              (b) It is duly qualified to do business, and is in good standing under the laws of each jurisdiction where the operation of its business or die ownership of its properties makes such qualification necessary.

              (c) It has all requisite corporate power and authority to own and operate its properties and to carry on its business where now conducted

              (d) It has fill power and authority to execute, deliver and perform this Agreement, and every term, provision and condition of it, to be performed or observed by said corporation. necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken.

 The officers of said corporation executing and delivering this Agreement duly and properly hold their indicated offices and are filly authorized to make such execution and delivery.

         15. Independent Contractor Status. The parties acknowledge that Phoenix is an independent contractor, and is not an agent, partner, joint venturer, or employee of Erin Accordingly, Phoenix shall have right to operate its business


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by such  means and  methods  as it  chooses,  including  the right to select and engage its own employees or subcontractor as it considers necessary or desirable. All persons in the employ of or under contract to Phoenix shall be Phoenix's employees or agents exclusively and shall be subject solely to Phoenix's direction, control and responsibility, and Erin shall have no right to direct or control such persons as to the manner in which their functions are performed, nor shall such employees or agents of Phoenix be deemed to be agents, employees or subcontractors of Erin for any purpose whatsoever, and Erin shall have no duty, liability or responsibility of any kind to or for the acts of or omissions of such agents, employees, or subcontractors of Phoenix.

         16. Survival of Warranties. All representations and warranties made by the parties in this Agreement or in any agreement, document, statement or certificate furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the execution of this Agreement, and any instrument delivered as described herein for a period of one year after the date hereof, all covenants shall survive for a period of five years after the date hereof Notwithstanding any investigation conducted before or after the date hereof or the decision of any party to execute this Agreement, each party shall be entitled to rely upon the representations, covenants, warranties and agreements set forth herein and therein.

         17. Expenses. The parties hereto shall pay their own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement All transfer and documentary taxes (and, to the extent permitted by law, sales taxes) incidental to the transfer of the Drill Sites shall be borne by Erin.

         18. Other Responsibilities. The parties acknowledge that neither party is under exclusive contract to the other and that they may enter into contracts with other companies, but that such work will not prevent Phoenix from performing its duties to Erin in a proper and timely manner.

         19. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

         20. Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         21. Notices.   All   notices,    requests,    demands,   and   other
communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to Phoenix, addressed to Mr. James R Ray at P.O Box 6036, Scottsdale, Arizona 85261. and if to Erin, addressed to Mr. Billy M Knollenberg at 616 FM 1960 West, Suite 222, Houston, Texas 77090 Any party hereto may change its address upon 10 days' written notice to any other party hereto.

         22. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise in addition, the pronouns used in this Agreement shall be understood


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and  construed  to  apply  whether  the  party  referred  to is  an  individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

         23. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         24. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         25. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be in'aalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall riot affect the other provisions of this Agreement or any such other instrument.

         26. Time  of the  Essence.  Time is of the essence of this Agreement.

         27. Headings.   The   headings   used  in  this   Agreement  are   for
convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

         28. Assignment. Notwithstanding anything herein contained to the contrary, this Agreement may not be assigned by Erin without the prior written consent of Phoenix, which consent shall not be unreasonably withheld. Any request for an assignment of this Agreement by Erin shall give Phoenix no less than 10 days to respond to the request for such assignment In the event of any such assignment, Erin shall be deemed to be released from any and all obligations under this Agreement, the Note, the Operating Agreement, or any other agreement executed in connection therewith. Otherwise, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto,

         29. Excusable Delay. None of the parties hereto shall be obligated to perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or oilier restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

         30. No Third-Party Beneficiary.  Any agreement to pay an amount and any



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


assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

         31. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument

         32. Law Governing. This Agreement shall be construed and governed by the laws ofthe State of West Virginia.

         33. Perfection of Title. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, frilly or more frilly, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

         34. Entire Agreement. This instrument contains the entire Agreement of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WHITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


PHOENIX PESOURCES TECHNOLOGIES, INC
By /s/ James R Ray
--------------------------------
James R Ray, President

ERIN OIIL EXPLORATION, INC.

By /s/ Billy M. Knollenberg
--------------------------------
Billy M. Knolleriberg, President







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



Attachments:
Exhibit "A"   - The Drill Sites
Exhibit "B"   - The Note
Exhibit "C"   - The Operating Agreement
Exhibit "D"   - The Exceptions
























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